UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

SEACOR Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 523-2200

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act”
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.01 per share	CKH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

      ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

      ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 6, 2020, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of SEACOR Holdings Inc. (the “Company”), the size of the Board was increased to six (6) members and Gail B. Harris was appointed to fill the newly created position. Ms. Harris will serve on the Board until the next annual meeting of the stockholders of the Company and until her successor shall have been duly elected and qualified or as otherwise provided in the Company’s bylaws.

There are no arrangements or understandings between Ms. Harris and any person pursuant to which Ms. Harris was selected as a director and there are no actual or proposed transactions between Ms. Harris or any of her related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Ms. Harris qualifies as an “independent director” under the rules of the New York Stock Exchange.

Ms. Harris is the Lead Director of Evercore Inc., an independent investment banking advisory firm, where she also serves as Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Ms. Harris is also on the Board of Cigna Life Insurance Company of New York and serves on the boards of several private companies.

Ms. Harris serves on the Dean’s Advisory Council of Stanford Law School and on the Advisory Council of the Freeman Spogli Institute for International Studies at Stanford University. She is a member of the Council on Foreign Relations. Ms. Harris was a member of the Stanford University Board of Trustees until March 2018, where she chaired the Special Committee on Investment Responsibility, and was a member of the Finance and Audit Committees. Ms. Harris is President Emeritus and a current member of the Board of New York Cares, the largest non-profit for volunteering in New York City.

Ms. Harris received an A.B. with distinction from Stanford University and a J.D. from Stanford Law School.

Ms. Harris will be compensated for her service on the Board in a manner consistent with compensation paid to other non-employee directors. Ms. Harris will enter into a director indemnification agreement with the Company (in the form set forth in Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019). Ms. Harris has not been appointed to serve on any committees of the Board at this time.

On April 7, 2020, the Company issued a press release announcing the election of Ms. Harris to the Board. A copy of the press release is furnished, but not filed, as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release of SEACOR Holdings Inc., dated April 7, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ William C. Long
Name:	William C. Long
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date:  April 7, 2020